Report of Independent Registered Public Accounting
Firm

The Board of Trustees and Shareholders
SEI Index Funds:
In planning and performing our audits of the
financial statements of the SEI Index Funds,
comprising the S&P 500 Index and Bond Index Funds as
of and for the year ended March 31, 2006, in
accordance with the standards of the Public Company
Accounting Oversight Board (United States), we
considered its internal control over financial
reporting, including control activities for
safeguarding securities, as a basis for designing
our auditing procedures for the purpose of
expressing our opinion on the financial statements
and to comply with the requirements of Form N-SAR,
but not for the purpose of expressing an opinion  on
the effectiveness of  SEI Index Funds internal
control over financial reporting.  Accordingly, we
express no such opinion.
The management of SEI Index Funds is responsible for
establishing and maintaining effective internal
control over financial reporting.  In fulfilling
this responsibility, estimates and judgments by
management are required to assess the expected
benefits and related costs of controls.  A companys
internal control over financial reporting is a
process designed to provide reasonable assurance
regarding the reliability of financial reporting and
the preparation of financial statements for external
purposes in accordance with U.S. generally accepted
accounting principles.  Such internal control
includes policies and procedures that provide
reasonable assurance regarding prevention or timely
detection of unauthorized acquisition, use or
disposition of a companys assets that could have a
material effect on the financial statements.
Because of its inherent limitations, internal
control over financial reporting may not prevent or
detect misstatements.  Also, projections of any
evaluation of effectiveness to future periods are
subject to the risk that controls may become
inadequate because of changes in conditions, or that
the degree of compliance with the policies or
procedures may deteriorate.
A control deficiency exists when the design or
operation of a control does not allow management or
employees, in the normal course of performing their
assigned functions, to prevent or detect
misstatements on a timely basis.  A significant
deficiency is a control deficiency, or combination
of control deficiencies, that adversely affects the
companys ability to initiate, authorize, record,
process or report external financial data reliably
in accordance with U.S. generally accepted
accounting principles such that there is more than a
remote likelihood that a misstatement of the
companys annual or interim financial statements that
is more than inconsequential will not be prevented
or detected.  A material weakness is a significant
deficiency, or combination of significant
deficiencies, that results in more than a remote
likelihood that a material misstatement of the
annual or interim financial statements will not be
prevented or detected.
Our consideration of SEI Index Funds internal
control over financial reporting was for the limited
purpose described in the first paragraph and would
not necessarily disclose all deficiencies in
internal control that might be significant
deficiencies or material weaknesses under standards
established by the Public Company Accounting
Oversight Board (United States).  However, we noted
no deficiencies in SEI Index Funds internal control
over financial reporting and its operation,
including controls for safeguarding securities, that
we consider to be a material weakness as defined
above as of March 31, 2006.
This report is intended solely for the information
and use of management and the Board of Trustees of
SEI Index Funds and the Securities and Exchange
Commission and is not intended to be and should not
be used by anyone other than these specified
parties.
/s/ KPMG LLP
Philadelphia, Pennsylvania
May 23, 2006